UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) off The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2017

OMNI HEALTH, INC.

(Exact name of registrant as specified in charter)

Nevada	333-195397	46-4597341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5966 W 16th Avenue, Hialeah, FL	33012
(Address of principal executive offices)	(Zip Code)

800-709-8742

Registrant’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

As used in this report, the terms "we", "us", "our", the "Company" refer to Omni Health, Inc., a Nevada corporation.

ITEM 1.01 Entry Into a Material Definitive Agreement

On March 27, 2017, Omni Health, Inc. (the “Company”) offered to it majority shareholder, LX Retail Group, Inc. to exchange all but 8,109,551 shares of the 565,000,000 currently held by LX Retail Group, Inc. for 5,600,000 shares of the Series A Preferred as described in Item 5.3 below. As a result, the current issued and outstanding number of shares of common capital stock of the Company is 418,938,292.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 1, 2017, the Board of Directors resolved to recommend to the shareholders an amendment Article 4 of the Articles of Incorporation of the Company to include an authorization of 5,650,000 shares of Series A Preferred, 1,500,000 shares of Series B Preferred and 200,000,000 shares of “blank check preferred” shares. All preferred shares have a par value of $0.0001. On March 1, 2017, shareholders representing 64.77% of all voting rights consented in writing pursuant to Nevada Revised Statutes (N.R.S) § 78.320 to the amendment to Article 4 of the Articles of Incorporation of the Company. On March 27, 2017, the Company received confirmation from the state of Nevada that the Articles of Amendment had been filed on March 23, 2017.

Per the terms of the Articles of Amendment, each share of the Series A Preferred has voting rights equal to 1,000 votes per share and convert into common at a ratio of 100 shares of common for each share of Series A Preferred. Additional rights and obligations are detailed in the Articles of Amendment attached hereto as Exhibit 3.1.

Per the terms of the Articles of Amendment, each share of the Series B Preferred has voting rights equal to 100 votes per share and convert into common at a ratio of 100 shares of common for each share of Series A Preferred. Additional rights and obligations are detailed in the Articles of Amendment attached hereto as Exhibit 3.1.

Per the terms of the Articles of Amendment, 200,000,000 shares of preferred stock were deemed “blank check preferred”, the designations of which shall be at the discretion of the Board of Directors without additional action from the Shareholders. Additional rights and obligations are detailed in the Articles of Amendment attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Description

3.1	Articles of Amendment of Omni Health, Inc. filed on March 23, 2017 received March 27, 2017
10.1	Letter Exchange Agreement dated March 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OMNI HEALTH, INC

Date: April 3, 2017

By: /s/ Andrey Soloviev

Andrey Soloviev,

Chief Executive Officer

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